Exhibit T3A-38.1

SAINT LUCIA

CERTIFICATE OF AMENDMENT

(International Business Companies Act, 1999: section 10 (5))

Digicel Haiti Holding Limited **No. 2004-00360**

Name of Company/Number of Company

This is to certify that the above named international business company has changed its name from **Manta Property Limited.**

Dated this 28th day of July, 2005.

Registrar
International Business Companies

Issued July 28, 2005

SAINT LUCIA
CERTIFICATE OF INCORPORATION

International Business Companies Act, 1999 : Section 6

Manta Property Limited
No. 2004-00360

Name of Company/Number of Company

I, hereby certify that the above named International Business Company was incorporated on 6 December 2004.

....
Registrar
International Business Companies